EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of SatCon Technology Corporation on Form S-8 of our reports dated March 25,  2008, relating to the consolidated financial statements and schedule of Satcon Technology Corporation and subsidiaries as of and for the years ended December 31, 2007 and December 31, 2006 appearing in the Annual Report on Form 10-K of SatCon Technology Corporation for the year ended December 31, 2007.

VITALE, CATURANO & COMPANY, LTD.
Boston, Massachusetts
March 31, 2008